UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    January 9, 2005
                                                  ---------------------


                                BriteSmile, Inc.
             (Exact name of registrant as specified in its charter)


     Utah                          0-17594                     87-0410364
    ------                        ---------                   ------------
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                 file number)               Identification No.)
incorporation)


          490 North Wiget Lane
        Walnut Creek, California                           94598
       --------------------------                         -------
(Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (925) 941-6260

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 425 under the Exchange
     Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

     Effective January 9, 2005, BriteSmile, Inc. (the "Company") appointed Gregg Coccari as the Company's Chief Executive Officer.

     In connection with Mr. Coccari's employment, the Company agreed to issue options to purchase up to 600,000 shares of BriteSmile common stock. The exercise price of the options is $6.30, which was the market price of the common stock on the date of grant. The Company also agreed to issue 240,000 shares of restricted common stock to Mr. Coccari. The shares will vest over two years, with 80,000 shares vesting upon grant, and 80,000 additional shares vesting on each of the first and second anniversaries of the commencement of Mr. Coccari's employment, provided that he continues his employment with BriteSmile. Vesting of the options and the restricted common stock can accelerate under certain circumstances. Mr. Coccari will have limited registration rights for the sales of the restricted shares. LCO Investment Limited, the largest shareholder of the Company, has agreed to tender for cancellation 240,000 shares of the Company's common stock in amounts equal to those granted to Mr. Coccari. As a result, the total number of shares of the Company's common stock outstanding will not be affected by the grant of restricted stock to Mr. Coccari.

     The term of the agreement for Mr. Coccari's employment is five years from the start date, which was January 9, 2005. Under the agreement, the term is automatically extended for successive one-year periods unless either party gives notice at least ninety days before the expiration of the employment term. Under the agreement, Mr. Coccari will perform his duties at the Company's corporate headquarters in Walnut Creek, California.

Item 9.01         Financial Statements and Exhibits

         Exhibit        Description

         99             Press Release relating to appointment of Gregg
                        Coccari as Chief Executive Officer of BriteSmile, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 10, 2005
                                     BriteSmile, Inc.


                                     By:  /s/ Kenneth A. Czaja
                                          --------------------------------------
                                          Ken Czaja
                                          Chief Financial Officer